UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 29, 2009

Date of Report (date of earliest event reported)

Cost Plus, Inc.

(Exact name of Registrant as specified in its charter)

California	0-14970	94-1067973
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 4th Street

Oakland, California 94607

(Address of principal executive offices)

(510) 893-7300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, effective as of May 8, 2009, Rayford K. Whitley voluntarily terminated his employment as the Senior Vice President, Supply Chain Operations of Cost Plus, Inc. (the “Company”). In connection with his resignation, Mr. Whitley and the Company entered into a Separation Agreement and Release as of May 29, 2009. Pursuant to this agreement, the Company agreed to reimburse Mr. Whitley’s COBRA expenses for up to 12 months or until he secures other employment, whichever occurs first, and the parties agreed to enter into a consulting agreement. Pursuant to the consulting agreement, Mr. Whitley will provide consulting services to the Company related to supply chain logistics for a one-year period. In exchange for his consulting services, Mr. Whitley will be paid $25,000 per month.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COST PLUS, INC.

Date: June 3, 2009	By:	/s/ Jane L. Baughman
Jane L. Baughman,
Executive Vice President and Chief Financial Officer